Exhibit 10.1





                                CREDIT AGREEMENT


                          DATED AS OF OCTOBER 31, 2002


                                  BY AND AMONG


                         COACTIVE MARKETING GROUP, INC.,

                             INMARK SERVICES, INC.,

                              U.S. CONCEPTS, INC.,

                              OPTIMUM GROUP, INC.,

                                GRUPO HACERLO LLC

                                       AND

                                 SIGNATURE BANK

         CREDIT AGREEMENT dated as of October 31, 2002, by and among CoActive Marketing Group, Inc., a Delaware corporation (the "Company" or a "Borrower"), Inmark Services, Inc., a Delaware corporation (a "Borrower"), U.S. Concepts, Inc., a Delaware corporation (a "Borrower"), Grupo Hacerlo LLC, a New York limited liability company (a "Borrower"), Optimum Group, Inc., an Ohio corporation (a "Borrower"; and together with the Company and each other Borrower heretofore referenced, individually and collectively, jointly and severally, the "Borrowers"), and Signature Bank (the "Lender").

         The Borrowers have requested the Lender to extend credit from time to time and the Lender is willing to extend such credit to the Borrowers, subject to the terms and conditions hereinafter set forth.

         Accordingly, the parties hereto agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

                  Section 1.01.     Definitions.

         As used herein, the following terms shall have the following meanings:

         "Affiliate" shall mean with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of (or persons performing similar functions for) such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Aggregate Letter of Credit Outstandings" shall mean, on the date of determination, the sum of (a) the aggregate maximum stated amount at such time which is available to be drawn under outstanding Letters of Credit and (b) the aggregate amount of all payments on account of drawings under outstanding Letters of Credit that has not been reimbursed by the Company.

         "Aggregate Outstandings" shall mean, on the date of determination, the sum of (a) the Aggregate Letter of Credit Outstandings at such time, (b) the aggregate outstanding principal amount of all Revolving Credit Loans at such time, and (c) the aggregate outstanding principal amount of the Term Loan at such time.

         "Aggregate Revolving Credit Outstandings" shall mean, on the date of determination, the sum of (a) the Aggregate Letter of Credit Outstandings at such time and (b) the aggregate outstanding principal amount of all Revolving Credit Loans at such time.

         "Agreement" shall mean this Credit Agreement dated as of October 31, 2002, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Auditor" shall have the meaning specified in Section 6.03(a) hereof.


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

         "Borrowing Base" shall mean, at a particular date, an amount equal to the sum of 80% of the Eligible Receivables of the Borrowers.

         "Borrowing Base Certificate" shall mean a certificate duly executed by the Chief Financial Officer or Controller of the Company, appropriately completed and in the form attached hereto as Exhibit A, to be delivered by the Company to the Lender from time to time during the Commitment Period in accordance with the provisions hereof.

         "Borrowing Date" shall mean, with respect to any Revolving Credit Loan, the date specified in any notice given pursuant to Section 2.01 on which such Loan is requested by the Company (on its own behalf or on behalf of any other Borrower).

         "Business Day" shall mean any day not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Capital Expenditures" shall mean, for any period, expenditures (including the aggregate amount of Capital Lease obligations incurred during such period) made by the Borrowers or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

         "Capital Lease" shall mean with respect to any Person, as of the date of determination, any lease the obligations of which are required to be capitalized on the balance sheet of such Person in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Cash Collateral" shall mean a deposit by the Borrowers made in immediately available funds to a cash collateral account at the Lender and the taking of all action required to provide the Lender a first priority perfected security interest in such deposit.

         "Change of Control" shall mean any event which results in (i) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, individuals who at the beginning of such 12-month period were directors of the Company ceasing for any reasons to constitute a majority of the Board of Directors of the Company; or (iii) any Person, or two or more Persons acting in concert, acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or securities convertible into such securities) representing 40% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors.


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

         "Chief Financial Officer" shall mean the Chief Financial Officer of the Company, or in the event no such officership exists, the President of the Company.

         "Closing Date" shall mean October 31, 2002.

         "Code" shall mean the Internal Revenue Code of 1986, and the regulations promulgated thereunder, each as amended from time to time.

         "Commitment" shall mean the Revolving Credit Commitment or the Term Loan Commitment, as applicable.

         "Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Termination Date, or such earlier date as the Revolving Credit Commitment or the Term Loan Commitment, as the case may be, shall terminate as provided herein.

         "Company" shall have the meaning set forth in the preamble hereto.

         "Consolidated EBITDA" shall mean, for the Company and its Subsidiaries, on a consolidated basis, for any period (without duplication), the Consolidated Net Income (Net Loss) of the Company and its Subsidiaries for such period (excluding extraordinary gains), plus the sum, without duplication, of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses or charges, (c) income taxes to any government or governmental instrumentality expensed on the Company's or any of its Subsidiaries' books (whether paid or accrued) and (d) non-cash, non-recurring charges or losses, if any, minus the sum of (i) non-cash, non-recurring gains and (ii) interest income, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated with respect to the Company and its Subsidiaries (without duplication) over the four fiscal quarters next preceding the date of calculation thereof.

         "Consolidated Senior Funded Debt" shall mean, on the date of determination, the sum of all Indebtedness of the Company and its Subsidiaries, on a consolidated basis, for borrowed money having an original maturity of one year or more, including the current portion thereof and including obligations with respect to Capital Leases and Subordinated Indebtedness, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Consolidated Interest Expense" shall mean, on the date of determination, without duplication, the sum of all interest expense on Indebtedness of the Company and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. Consolidated Interest Expense shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis.

         "Consolidated Interest Income" shall mean, on the date of determination, without duplication, the sum of all interest income from investments by the Company and its Subsidiaries in Persons other than Subsidiaries of the Company determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. Consolidated Interest Income shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis.


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

         "Consolidated Net Income (Net Loss)" shall mean, for any period, the net income (or net loss) of the Company and its Subsidiaries on a consolidated basis for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Customer" shall mean and include the account debtor with respect to any Receivable and/or the purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into any contract or other arrangement with the relevant Person, pursuant to which such Person is to deliver any personal property or perform any services.

         "Debt Service Coverage Ratio" shall mean, for any period, the ratio of
(a) EBITDA less (i) cash income taxes actually paid by the Company to any government or governmental instrumentality plus (ii) cash Capital Expenditures actually paid by the Company and its Subsidiaries plus (iii) cash Dividends actually paid by the Company, to (b) the sum of (i) Interest Expense plus (ii) the scheduled installments of principal on all Indebtedness (including Capital Leases) having a final maturity of one year or more from the date of incurrence thereof (including the current portion thereof). All the foregoing categories shall be determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis and shall be calculated (without duplication) for the four fiscal quarters then most recently ended. The Debt Service Coverage Ratio shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis.

         "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

         "Dividends" shall mean, for any period, the sum of all dividends and distributions made by a Person determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Dollar" and the symbol "$" shall mean lawful currency of the United States of America.

         "Domestic Subsidiary" shall mean any Subsidiary of the Company organized under the laws of any state of the United States of America.

         "Eligible Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed or insured by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or (b) dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or
(c) money market mutual funds having assets in excess of $1,000,000,000; or (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; or (f) repurchase agreements entered into with any bank, trust company or financial institution organized under the laws of the United States of America or any state thereof, having


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

capital and surplus in an aggregate amount not less than $1,000,000,000 and relating to any of the obligations referred to in clause (a) above.

         "Eligible Receivables" shall mean, at a particular date of determination, Receivables created by any of the Borrowers in the ordinary course of business arising out of the sale or lease of goods or rendition of services by any of such Borrowers (including any deposits awaiting bank collections), which are and at all times shall continue to be acceptable to the Lender in all respects; provided that standards of eligibility may be fixed and revised from time to time solely by the Lender in the Lender's commercially reasonable judgment. In general, without limiting the foregoing, a Receivable shall in no event be deemed to be an Eligible Receivable unless: (a) all payments due on the Receivable have been invoiced and the underlying goods shipped or services performed, as the case may be; (b) no more than ninety (90) days have elapsed from the invoice date or from the invoice due date; (c) the payments due on more than 25% of all Receivables from the same Customer are not more than ninety (90) days past the invoice date or the invoice due date; (d) the Receivable arose from a completed and bona fide transaction (and with respect to a sale of goods, a transaction in which title has passed to the Customer) which requires no further act under any circumstances on the part of the applicable Borrower in order to cause such Receivable to be payable in full by the Customer; (e) the Receivable is in full conformity with the representations and warranties made to the Lender with respect thereto and is free and clear of all security interests and Liens of any nature whatsoever other than any security interest deemed to be held by any of the Borrowers or any security interest created pursuant to the Security Documents or permitted by
Section 7.02 hereof; (f) the Receivable constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Receivable is located; (g) the Customer has not asserted that the Receivable, and none of the Borrowers are aware that the Receivable, arises out of a bill and hold or consignment arrangement or is subject to any setoff, contest, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Receivables or independently thereof and, to the extent the Receivable arises out of the sale of goods, the Customer has finally accepted the goods from the sale out of which the Receivable arose and has not objected to its liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return; (h) the Receivable arose in the ordinary course of business of the applicable Borrower;
(i) the Customer is not (x) the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof or any foreign government unless there has been compliance to the satisfaction of the Lender with the Federal Assignment of Claims Act or similar state or foreign statutes or (y) another Borrower or any Guarantor or any Subsidiary or Affiliate of any Borrower or Guarantor; (j) such Receivable is from a Customer which is (i) a United States person, or (ii) an obligor in the United States, unless such Receivable is supported to the satisfaction of the Lender by a letter of credit, insurance or other acceptable form of guarantee; (k) the Receivable complies with all material requirements of all applicable laws and regulations, whether federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (1) the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the Customer enforceable in accordance with its terms, except as the


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enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles; (m) the Receivable is denominated in and provides for payment by the Customer in Dollars; (n) the Receivable has not been and is not required to be charged off or written off as uncollectible in accordance with Generally Accepted Accounting Principles or the customary business practices of any of the Borrowers; (o) the Lender possesses a valid, perfected first priority security interest in such Receivable as security for payment of the Obligations; and (p) the Lender is satisfied with the credit standing of the Customer in relation to the amount of credit extended.

         "Environmental Law" shall mean any applicable law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.) the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and the rules and regulations promulgated pursuant thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Affiliate of the Company would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

         "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Event of Default" shall have the meaning set forth in Article VIII.

         "Facility Fee" shall mean the facility fee payable pursuant to Section
3.04 (a).


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         "Fiscal Quarter" shall mean a three-month period ending on March 31,
June 30, September 30 or December 31, as applicable.

         "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

         "Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

         "Guarantors" shall mean, collectively, (a) all Subsidiaries (other than Subsidiaries that are Borrowers) and each other Subsidiary that, from time to time hereafter, shall be required to execute a Guaranty in accordance with
Section 6.12 hereof; and (b) other than Garcia Baldwin, Inc., all Affiliates (that are not Subsidiaries) and each other Affiliate (that is not a Subsidiary) that, from time to time hereafter, shall be required to execute a Guaranty in accordance with Section 6.12 hereof.

         "Guaranty" shall mean a guaranty in the form attached hereto as Exhibit B to be executed and delivered by each Guarantor on the Closing Date, and thereafter, by any Person required to deliver a Guaranty pursuant to Section
6.12 hereof.

         "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

         "Hedging Agreement" shall mean, without duplication, as to any Person or Persons, any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of such Person(s) and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

         "Indebtedness" shall mean, without duplication, as to any Person or Persons (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments; (d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations and liabilities of the types described in clause (a) through (d) above, directly or indirectly, guaranteed by such Person;
(f) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) the capitalized portion of obligations of such Person as lessee under Capital Leases; (h) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated in


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accordance with accepted practice; and (i) all obligations, contingent or otherwise of such Person as an account party or applicant in respect of letters of credit created for the account of such Person.

         "Interest Payment Date" shall mean the first day of each calendar month during the term hereof other than November 1, 2002, and the Termination Date.

         "Interest Rate Margin" shall mean (a) with respect to each Revolving Credit Loan, .25% per annum, and (b) with respect to the Term Loan, .50% per annum.

         "LC Fee" shall mean 2% per annum on the face amount of any Letter of Credit hereunder.

         "Lending Office" shall mean, for the Lender, the office specified under the Lender's name on the signature pages hereof with respect to each Type of Loan, or such other office as the Lender may designate in writing from time to time to the applicable Borrower with respect to such Type of Loan.

         "Lender" shall have the meaning set forth in the preamble hereto, and any other Person that shall have become a party hereto pursuant to the applicable provisions hereof, other than any Person that ceases to be a party hereto pursuant to the applicable provisions hereof.

         "Letter of Credit" shall mean a standby letter of credit, as defined in the International Chamber of Commerce Uniform Customs and Practice for Documentary Credit Publication No. 500 (or any successor publication thereof), issued by the Lender for the account of the Borrowers (or any of them) pursuant to a Letter of Credit Agreement and the terms of this Agreement as such terms may be amended from time to time. The rules of the "International Standby Practices 1998" published by the Institute of International Lendering Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to all Letters of Credit. All Letters of Credit shall be denominated in Dollars.

         "Letter of Credit Agreement" shall mean the Lender's then effective form of application for letters of credit, as such form may be amended from time to time. If there are any conflicts between the provisions of any Letter of Credit Agreement and this Agreement, the provisions of this Agreement shall govern.

         "Lien" shall mean any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Guaranties, the Pledge Agreements, the Security Agreements and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.


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

         "Loans" shall mean Revolving Credit Loans and the Term Loan.

         "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, operations, property, condition or prospects (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (b) the ability of any Borrower or any Guarantor to perform in any material respect any of its obligations under any Loan Document to which it is a party, (c) the value of the collateral which is the subject of any of the Loan Documents, or the Liens on any such collateral or the priority of any such Liens, or (d) the Lender's rights and remedies under any of the Loan Documents.

         "Minimum Effective Net Worth" shall mean, on the date of determination, without duplication, (a) total assets of the Company and its Subsidiaries less
(b) total liabilities of the Company and its Subsidiaries (including, without limitation, Subordinated Indebtedness of the Company and its Subsidiaries), in each case determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. Minimum Effective Net Worth shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "Non-Excluded Taxes" shall have the meaning set forth in Section 3.05 hereof.

         "Notes" shall mean, collectively, the Revolving Credit Note and the Term Note.

         "Obligations" shall mean all obligations, liabilities and indebtedness of the Company and any of its Subsidiaries to the Lender, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under this Agreement or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of the Borrowers with respect to the principal of and interest on the Loans, reimbursement of Letters of Credit and all fees, costs, expenses and indemnity obligations of the Company or any of its Subsidiaries hereunder or under any other Loan Document.

         "Participant" shall have the meaning set forth in Section 9.05 (b) hereof.

         "Payment Office" shall mean the Lender's office located at 565 Fifth Avenue, New York, New York 10017, or such other office as the Lender may designate from time to time in writing.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Permitted Liens" shall mean the Liens specified in clauses (a) through
(h) of Section 7.02 hereof.

         "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership, unincorporated trade or business enterprise or Governmental Authority.


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

         "Plan" shall mean any single-employer plan defined in and subject to
Section 4001 of ERISA, which covers, or at any time during the five calendar years preceding the date of this Agreement covered, employees of the Company, any other Borrower, any Guarantor or an ERISA Affiliate on account of such employees' employment by any such Persons.

         "Pledge Agreements" shall mean such pledge agreements or other documents as may be required in order to grant to the Lender a security interest in the issued and outstanding shares of stock or other ownership interest of any Subsidiary or Affiliate of any of the Borrowers, in the form attached as Exhibit C, to be executed and delivered by the Company to the Lender on the Closing Date.

         "Prime Rate" shall mean the rate per annum announced by the Lender from time to time as its prime rate in effect at its principal office. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged by the Lender to any customer. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

         "Purchasing Lender" shall have the meaning set forth in Section 9.05(c) hereof.

         "Receivables" means all of the accounts receivable (determined in accordance with Generally Accepted Accounting Principles) of the Borrowers.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived under PBGC Regulation Section 4043.

         "Revolving Credit Commitment" shall mean, the obligation of the Lender to make Revolving Credit Loans to, and issue Letters of Credit for the benefit of, the Borrowers, in the amount of $3,000,000.

         "Revolving Credit Loans" shall mean the loans to be made available to the Borrowers pursuant to Section 2.01 hereof.

         "Revolving Credit Commitment Termination Date" shall mean October 30, 2005.

         "Revolving Credit Loan Outstandings" shall mean, on the date of determination, the aggregate outstanding principal amount of all Revolving Credit Loans at such time.

         "Revolving Credit Note" shall have the meaning set forth in Section
2.01.


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

         "Security Agreement" shall mean a security agreement in the form attached hereto as Exhibit D to be executed and delivered by each of the Borrowers and Guarantors to the Lender on the Closing Date, and thereafter, when required pursuant to the provisions of Section 6.12 hereof.

         "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature in each case after giving effect to any right of indemnification and contribution of such Person from or to any Affiliate.

         "Subordinated Debt" or "Subordinated Indebtedness" shall mean all debt which is subordinated in right of payment to the prior final payment in full of the obligations of the Borrowers and the Guarantors to the Lender hereunder and under any other Loan Document on subordination terms satisfactory to and approved in writing by the Lender (not to be unreasonably withheld or delayed).

         "Subsidiaries" shall mean, as to any Person ("parent"), a corporation, partnership or other entity (a) the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with Generally Accepted Accounting Principles as of such date or (b) more than 50% of the voting stock or other ownership interests (including, without limitation, membership interests in a limited liability company) of which is at the time owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of the Company.

         "Termination Date" shall mean, in the case of Loans or extensions of credit under Section 2.01 or Section 2.03, the Revolving Credit Commitment Termination Date, and in the case of Loans under Section 2.02, the Term Loan Maturity Date, or such earlier date as the Revolving Credit Commitment and Term Loan Commitment, as the case may be, shall terminate as provided herein.

         "Term Loan" shall have the meaning set forth in Section 2.2.

         "Term Loan Commitment" shall mean the obligation of the Lender to make the Term Loan to the Borrowers on the Closing Date in the principal amount of $3,000,000.

         "Term Loan Maturity Date" shall mean October 30, 2006.

         "Term Note" shall have the meaning set forth in Section 2.02.

         "Total Commitment" shall mean $6,000,000.

         "UCP" shall mean the International Chamber of Commerce Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500 or any successor publication thereof.

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Voting Shares" means equity securities or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the company, corporation or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  Section 1.02.     Terms Generally.

         The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto and any amendments thereof, all of which are by this reference incorporated into this Agreement. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Generally Accepted Accounting Principles, as in effect from time to time; provided that, if the Company notifies the Lender that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in Generally Accepted Accounting Principles or in the application thereof on the operation of such provision (or if the Lender notifies the Company that it requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in Generally Accepted Accounting Principles or in the application thereof, then such provision shall be interpreted on the basis of Generally Accepted Accounting Principles as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in Article VII, the Company will not change the last day of its fiscal year from March 31, or the last days of the first three fiscal quarters in each of its fiscal years from June 30, September 30 and December 31, respectively.

                                  ARTICLE II.
                                      LOANS

                  Section 2.01.     Revolving Credit Loans.

                  (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Lender agrees to make loans (individually a "Revolving Credit Loan", and collectively, the "Revolving Credit Loans") to the Borrowers from time to time during the Commitment Period up to, but not exceeding, at any one time outstanding the amount of the Revolving Credit Commitment; provided, however, that no Revolving Credit Loan shall be made if, after giving effect to such Loan, (A) Aggregate Revolving Credit Outstandings would exceed the lesser of (i) the Borrowing Base in effect on the date of such borrowing and (ii) the Revolving Credit Commitment or
                           (B) Aggregate Outstandings would exceed the lesser of
                           (i) the Borrowing Base in effect on the date of such borrowing and (ii) the Total Commitment. During the Commitment Period, the Borrowers may from time to time borrow, repay and reborrow Revolving Credit Loans on or after the date hereof and prior to the Termination Date, subject to the terms, provisions and limitations set forth herein.

                  (b) The Company (on its own behalf or on behalf of another Borrower) shall give the Lender irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 1:00 p.m. New York, New York time, on the date of each proposed Revolving Credit Loan under this Section 2.01. Such notice shall be irrevocable and shall specify the amount of the proposed borrowing and the proposed Borrowing Date. Except for borrowings which utilize the full remaining amount of the Revolving Credit Commitment, each borrowing of a Revolving Credit Loan shall be in an amount not less than $100,000 or, if greater, in whole multiples of $100,000 in excess thereof. Funding of all Loans shall be made in accordance with Section 3.07 of this Agreement.

                  (c) The Company shall have the right, upon not less than three Business Days' prior written notice to the Lender, to terminate the Revolving Credit Commitment or from time to time to permanently terminate or reduce the amount of the Revolving Credit Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any payments of such Loans made on the effective date thereof, Aggregate Revolving Credit Outstandings would exceed the lesser of the Borrowing Base in effect on the date of such termination or reduction and the Revolving Credit Commitment as then terminated/reduced. Any such reduction shall be in the amount of $100,000 or in whole multiples of $100,000 in excess thereof, and shall reduce permanently the amount of the Revolving Credit Commitment then in effect.

                  (d) The agreement of the Lender to make Loans pursuant to this Section 2.01 shall automatically terminate on the Termination Date. Upon such termination, the Borrowers shall immediately repay in full the principal amount of its Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable by it hereunder.

                  (e) The Revolving Credit Loans made by the Lender shall be evidenced by the promissory note of the Borrowers (the "Revolving Credit Note"), substantially in the form attached hereto as Exhibit E, appropriately completed, duly executed and delivered on behalf of the Borrowers, and payable to the order of the Lender in a principal amount equal to the Revolving Credit Commitment. The Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01 hereof. The Lender is authorized to record the date, amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan in the Lender's records or on a grid schedule which may be annexed to the Revolving Credit Note; provided, however, that the failure of the Lender to set forth each such Loan, payment and other information shall not in any manner affect the obligation of the Borrowers to repay each Loan made by the Lender in accordance with the terms of the Revolving Credit Note and this Agreement. The Revolving Credit Note, any annexed grid schedule and the books and records of the Lender shall constitute presumptive evidence of the information so recorded absent demonstrable error.

                  Section 2.02.     The Term Loan.

                  (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Lender agrees to make a Term Loan (the "Term Loan") to the Borrowers on the Closing Date in an amount not to exceed the Term Loan Commitment. The Term Loan Commitment shall terminate upon the funding of the Term Loan on the Closing Date.

                  (b) The Term Loan made by the Lender shall be evidenced by the promissory note of the Borrowers (the "Term Note"), substantially in the form attached hereto as Exhibit F, appropriately completed, duly executed and delivered on behalf of the Borrowers, and payable to the order of the Lender in a principal amount equal to the Term Loan Commitment. The Term Note shall (a) be dated the Closing Date, (b) be stated to mature on the Term Loan Maturity Date, (c) be payable as to principal in 48 consecutive monthly installments, with the first 47 installments payable on the first day of each calendar month commencing on December 1, 2002 and the last installment payable on the Term Loan Maturity Date, and (d) bear interest on the unpaid principal amount thereof from time to time outstanding from the date thereof until paid in full as provided in Section 3.01 hereof. The amount of such payments received by the Lender on each of the installment dates preceding the last installment date (i.e., the first 47 installments) shall be in the amount of $62,500, and the last installment received by the Lender shall be in the amount of the remaining principal amount outstanding of the Term Loan. The Lender is authorized to record the date and amount of each payment or prepayment of principal of the Term Loan in the Lender's records or on a grid schedule which may be annexed to the Term Note; provided, however, that the failure of the Lender to set forth each such payment and other information shall not in any manner affect the obligation of the Borrowers to repay the Term Loan made by the Lender in accordance with the terms of the Term Note and this Agreement. The Term Note, any annexed grid schedule and the books and records of the Lender shall constitute presumptive evidence of the information so recorded absent demonstrable error.

                  Section 2.03.     Letters of Credit

                  (a) Generally. Subject to the terms and conditions set forth in this Agreement, upon the written request of the Company (on its own behalf or on behalf of another Borrower in accordance herewith), the Lender shall issue Letters of Credit from time to time during the Commitment Period relating to Revolving Credit Loans in accordance herewith. Notwithstanding the foregoing, at no time shall there be more than one Letter of Credit outstanding hereunder or shall the Aggregate Letters of Credit Outstandings exceed $500,000. Furthermore, notwithstanding anything contained herein to the contrary, no Letter of Credit shall be issued if, after giving effect to the same,
                           (A) Aggregate Revolving Credit Outstandings would exceed the lesser of (i) the Borrowing Base in effect on the date of such extension of credit and (ii) the Revolving Credit Commitment or (B) Aggregate Outstandings would exceed the lesser of (i) the Borrowing Base in effect on the date of such extension of credit and (ii) the Total Commitment. Furthermore, no Letter of Credit shall be issued without the consent of the Lender during the occurrence and continuance of an Event of Default. An initial Letter of Credit (the "Initial Letter of Credit") shall be issued by the Lender on the Closing Date in connection with the lease by U.S. Concepts, Inc. of certain premises located at 75 Ninth Avenue, New York, New York (the "US Concepts Lease"); it shall expire on the date which is 365 days thereafter, provided that such Letter of Credit shall automatically renew for two additional, consecutive 365 day periods thereafter unless at the date of any such renewal, the Commitment Period relating to Revolving Credit Loans shall have expired or the Revolving Credit Commitment shall have terminated;

                           the amount of such Initial Letter of Credit (and any renewals thereof) shall be $500,000, but in no event shall exceed $500,000; and the beneficiary of such Letter of Credit (and any renewals thereof) shall be AMB Property, L.P. Each Letter of Credit issued by the Lender hereunder shall identify the drafts and other documents necessary to be presented to the Lender upon drawing thereunder. In no event shall any Letter of Credit expire (or by its terms be required to be borrowed) after the Termination Date. The Lender will not be required to issue a Letter of Credit hereunder with a maturity or expiry date (i) other than as expressly set forth above with respect to the Initial Letter of Credit, more than three hundred sixty five (365) days from the date of issuance of such Letter of Credit, or (ii) on or after the Revolving Credit Commitment Termination Date. The Borrowers agree to execute and deliver to the Lender such further documents and instruments in connection with any Letter of Credit issued hereunder (including without limitation, applications therefor) as the Lender in accordance with its customary practices may reasonably request; provided that if there shall be any conflicts between the provisions of any such documents or instruments and the provisions of this Agreement, the provisions hereof will govern.

                  (b) Drawings Under Letters of Credit. The Borrowers hereby absolutely and unconditionally, jointly and severally, promise to pay the Lender not later than 4:00 p.m. (New York, New York time) the amount of each drawing under a Letter of Credit issued hereunder if the Company receives notice of such drawing (with respect to its account or with respect to the accounts of any or all of the Borrowers) prior to 10:00 a.m., New York, New York time, on the date of such drawing, or if such notice has not been received by the Company (with respect to its account or with respect to the accounts of any or all of the Borrowers) prior to such time on such date, then not later than 4:00 p.m. (New York, New York time) on the Business Day immediately following the day that the Company receives such notice; provided, however, if any drawing is in an amount equal to or greater than $100,000, the Company (on its own behalf or on behalf of any or all of the Borrowers) may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.01 hereof that such payment be financed with a Revolving Credit Loan in an equivalent amount, and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by such a Revolving Credit Loan. Such request shall be made by the Company (on its own behalf or on behalf of any or all of the Borrowers) on the date of receipt of notice from the Lender of a drawing under a Letter of Credit as applicable. Each drawing under a Letter of Credit which is not paid on the date such drawing is made shall accrue interest, for each day from and including the date of such drawing to but excluding the date that the Borrowers reimburse the Lender in full for such drawing at the rate per annum then applicable to Loans which are Revolving Credit Loans; provided, however, that if the Borrowers fail to reimburse such drawing when due pursuant to this paragraph (b), then the Borrowers shall pay to the Lender interest on the amount of such drawing at the rate per annum set forth in Section 3.01(c) hereof.

                  (c)      Letter of Credit Obligations Absolute.

                           (i) The obligation of the Borrowers to reimburse the Lender as provided hereunder in respect of drawings under Letters of Credit issued hereunder shall be absolute and unconditional under any and all circumstances subject to subsection (ii) below. Without limiting the generality of the foregoing, the obligation of the Borrowers to reimburse the Lender in respect of drawings under Letters of Credit shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such drawing or the legality, validity, regularity or enforceability of the Letters of Credit or any related document, even though such document shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any of the Borrowers, the beneficiary of any Letter of Credit, or any financial institution or other party to which any Letter of Credit may be transferred. The Lender may accept or pay any draft presented to it under any Letter of Credit regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented or negotiated on or before the expiry date of such Letter of Credit or any renewal or extension thereof then in effect, and is in substantial compliance with the terms and conditions of such Letter of Credit. Furthermore, neither the Lender nor any of its correspondents shall be responsible, as to any document presented under a Letter of Credit which appears to be regular on its face, and appears on its face to be in substantial compliance with the terms of the Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or for failure of any Person to note the amount of any draft on the reverse of the Letter of Credit. The Lender shall have the right, in its sole discretion, to decline to accept any documents and to decline to make payment under any Letter of Credit if the documents presented are not in strict compliance with the terms of such Letter of Credit.

                           (ii) Any action, inaction or omission on the part of the Lender or any of its correspondents under or in connection with any Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon the Borrowers and shall not place the Lender or any of its correspondents under any liability to the Borrowers in the absence of (x) gross negligence or willful misconduct by the Lender or its correspondents or (y) the failure by the Lender to pay under a Letter of Credit after presentation of a draft and documents strictly complying with such Letter of Credit unless the Lender is prohibited from making such payment pursuant to a court order. The Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by the UCP to the extent applicable and not inconsistent with the laws of the State of New York.


                                  ARTICLE III.
                PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
                                FEES AND PAYMENTS


                  Section 3.01.     Interest Rate.

                  (a) Each Revolving Credit Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime Rate plus the applicable Interest Rate Margin.

                  (b) The Term Loan shall bear interest for the period from the date hereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime Rate plus the applicable Interest Rate Margin.

                  (c) If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, the Borrowers shall pay to the Lender a late fee equal to five percent (5%) of the required payment. Upon the occurrence and during the continuance of an Event of Default the outstanding principal amount of the Loans shall, at the option of the Lender, bear interest payable on demand at a rate of interest of four percent (4%) per annum in excess of the interest rate otherwise then in effect.

                  (d) Anything in this Agreement or in either of the Notes to the contrary notwithstanding, all agreements between the Borrowers, the Guarantor(s) and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrowers and the Lender in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between any or all of the Borrowers, the Guarantor(s) and the Lender.

                  (e) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on the basis of a year of 360 days and shall be payable for the actual days elapsed. Any rate of interest on the Loans or other Obligations which is computed on the basis of the Prime Rate shall change when and as the Prime Rate changes in accordance with the definition thereof. Each determination by the Lender of an interest rate or fee hereunder shall, absent demonstrable error, be conclusive and binding for all purposes.

                  Section 3.02.     Use of Proceeds.

         The proceeds of the Revolving Credit Loans shall be used to repay Indebtedness of the Borrowers existing immediately prior to the closing of the transactions contemplated hereby on the Closing Date, and for general working capital purposes. The proceeds of the Term Loan shall be used to repay Indebtedness of the Borrowers existing immediately prior to the closing of the transactions contemplated hereby on the Closing Date, provided that any excess proceeds thereof shall be used for general working capital purposes. The Initial Letter of Credit will be used by the Borrowers to serve as rent security or a security deposit with respect to the leased office facility located at 75 Ninth Avenue, New York, New York, as required under the lease for such premises.

                  Section 3.03.     Prepayments.

                  (a) Voluntary. The Borrowers may, at any time and from time to time, prepay the then outstanding Loans, in whole or in part, without premium or penalty, upon written notice to the Lender (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time, one Business Day before the date of prepayment. Each notice shall be irrevocable and shall specify the date and amount of prepayment. If such notice is given, the Borrowers shall make such prepayment, and the amount specified in such notice shall be due and payable, on the date specified therein. Each partial prepayment pursuant to this Section 3.03 hereof shall be in a principal amount of (i) $100,000 or in whole multiples of $100,000 in excess thereof.

                  (b) Mandatory. (i) To the extent that Aggregate Outstandings at any time exceed the lesser of (A) the Borrowing Base or (B) the Total Commitment, then the Borrowers shall immediately prepay the Loans in the amount of such excess. To the extent that the Borrowers are unable to make such payment, the Borrowers shall pledge to the Lender Cash Collateral in an amount equal to the amount of such short-fall, which Cash Collateral shall secure the reimbursement obligations to the Lender with respect to such Letters of Credit.

                           (ii) To the extent that Aggregate Revolving Credit Outstandings at any time exceed the lesser of (A) the Borrowing Base or the (B) Revolving Credit Commitment, then the Borrowers shall immediately prepay the Revolving Credit Loans in the amount of such excess. To the extent that the Borrowers are unable to make such payment, the Borrowers shall pledge to the Lender Cash Collateral in an amount equal to the amount of such short-fall, which Cash Collateral shall secure the reimbursement obligations to the Lender with respect to such Letters of Credit.

         All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

                  Section 3.04.     Fees.

                  (a) The Borrowers agree to pay to the Lender a facility fee equal to $60,000, payable on the date hereof.

                  (b) The Borrowers shall pay to the Lender (with respect to the Letters of Credit) an amount equal to the product of the LC Fee multiplied by the face amount of each Letter of Credit issued hereunder. Such fees with respect to Letters of Credit shall be payable in advance at the time of issuance thereof. Notwithstanding any other provision in this Agreement, upon the occurrence and during the continuance of an Event of Default, the LC Fee shall be increased by two percentage points (2%) per annum.

                  (c) In addition, the Borrowers shall pay to the Lender upon issuance of any Letter of Credit for its account hereunder, the reasonable and customary fees charged by the Lender with respect to the processing and administration of letters of credit including, without limitation, amendments to letters of credit.

                  (d) If, for any Fiscal Quarter prior to the Revolving Credit Commitment Termination Date, the average daily unpaid balance of Aggregate Revolving Credit Outstandings for each day of such quarter does not equal the Revolving Credit Commitment, then the Borrowers shall pay to the Lender a fee at a per annum rate equal to one-quarter of one percent (.25%) on the amount by which the Revolving Credit Commitment exceeds such average daily unpaid balance. Such fee shall be payable for each Fiscal Quarter or fraction thereof in the period from and including the date of this Agreement to and including the earlier of (i) the last day of Commitment Period and (ii) the Revolving Credit Commitment Termination Date, shall be due and payable in arrears on the last day of each Fiscal Quarter beginning on December 31, 2002 and on the earlier of (i) the last day of Commitment Period and (ii) the Revolving Credit Commitment Termination Date, and shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                  Section 3.05.     Taxes.

                  Except as required by law, all payments made by the Borrowers under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes (imposed in lieu of income taxes) imposed on the Lender or on a participant or an assignee of all or a portion of Lender's interest herein as a result of a present, former or future connection between the jurisdiction of the government or the taxing authority imposing such tax and the Lender, participant or assignee or the lending office of the Lender, participant or assignee (excluding a connection arising solely from the Lender, participant or assignee having executed this Agreement, the Notes or the Loan Documents or having entered into such participation or assignment) or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Non-Excluded Taxes"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Lender hereunder, or under the Notes, the amount so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes and free and clear of all liability in respect of such Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; provided, however, that the Borrowers shall not be required to increase any such amounts payable to the Lender with respect to any Non-Excluded Taxes (i) that are United States withholding taxes imposed (or branch profits taxes imposed in lieu thereof) on amounts payable to the Lender at the time the Lender or such participant or assignee becomes a party to this Agreement or enters into such participation or assignment, except to the extent that the Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Non-Excluded Taxes pursuant to this Section 3.05, (ii) that are imposed as a result of any event occurring after the Lender becomes the Lender (or other participant or assignee becomes a participant or assignee) other than a change in law or regulation or the introduction of any law or regulation or a change in interpretation or administration of any law or (iii) that are imposed as a result of a failure of a lender, participant or assignee of all or a portion of a Lender's interest hereunder, or any person in the chain of payment between such a person and the Borrowers, to deliver to the Borrowers any form or document that may be reasonably requested in order to allow the Borrowers to make payments hereunder without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate. Whenever any Non-Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter, the Borrowers shall send to the Lender a certified copy of an original official receipt showing payment thereof. If the Borrowers fail to pay Non-Excluded Taxes when due to the appropriate taxing authority or fail to remit to the Lender the required receipts or other required documentary evidence, the Borrowers shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure together with any expenses payable by the Lender in connection therewith; provided that the Lender has provided the Borrowers with notice thereof as required by Section 9.01, accompanied by a demand for payment. Notwithstanding anything contained in this Agreement to the contrary, if the Lender is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, it shall deliver to the Borrowers, such properly completed and executed documentation prescribed by applicable law at the time or times reasonably requested in writing, in a sufficiently detailed request (as to requisite documentation), by the Borrowers, as will permit such payments to be made without withholding or at a reduced rate, provided that the Lender is legally entitled to complete, execute and deliver such documentation and in the Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of the Lender. The agreements in this subsection shall survive the termination of this Agreement and each other Loan Document and the payment of the Loans and all other amounts payable hereunder and thereunder.

                  Section 3.06.     Payments.

                  Except as otherwise provided in Section 3.05, all payments (including prepayments) to be made by the Borrowers on account of principal, interest, fees and reimbursement obligations shall be made without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments and, with respect to payments of the Loans shall be made to the Lender at the Payment Office of the Lender in Dollars in immediately available funds. The Lender may, in its sole discretion, directly charge principal and interest payments due in respect of the Loans and reimbursement obligations with respect to Letters of Credit to the Borrowers' account at the Payment Office or other office of the Lender. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Lender (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after the occurrence and during the continuance of an Event of Default, payments will be applied to the obligations of the Borrowers to Lender as Lender determines in its sole discretion. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  Section 3.07.     Funding and Disbursement of Loans.

         Unless any applicable condition specified in Article V has not been satisfied, the Lender shall make each Loan to be made by it hereunder available to the Borrowers at the Payment Office by 1:00 p.m. New York, New York time, on the Borrowing Date in Dollars in immediately available funds, by crediting the account of one or more of the Borrowers designated by the Company (in its Loan request pursuant to the provisions of the Section 2.01 hereto) at the Lender's Lending Office or other office of the Lender at which the Borrowers maintain an account with such amount and in like funds; provided, however, that if the proceeds of any Loan or any portion thereof are to be used to prepay outstanding Loans, or Letter of Credit obligations, then the Lender shall apply such proceeds for such purpose to the extent necessary and credit the balance, if any, to the Borrowers' account; and further provided, however, that one of the Loans to be made by the Lender to the Borrowers on the Closing Date may be made available to the Borrowers at an account maintained by one or more of the Borrowers at a financial institution other than the Lender, as designated by the Borrowers on such date.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and to make the Loans and issue the Letters of Credit herein provided for, the Borrowers represent and warrant to the Lender that:

                  Section 4.01.     Organization, Powers.

         Each of the Borrowers and each Guarantor (a) is a corporation, limited liability company, partnership or other legal entity (as indicated on Schedule
4.11 hereto) duly organized or formed, as applicable, validly existing and, to the extent relevant under applicable law, in good standing under the laws of the jurisdiction of its formation, (b) has the corporate, limited partnership, limited liability company or other legal power and authority to own or lease its properties and to carry on its business as being conducted on the Closing Date and, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except in those jurisdictions where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the corporate or other entity power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, the power to obtain extensions of credit hereunder and to execute and deliver the Notes.

                  Section 4.02. Authorization of Borrowing, Enforceable Obligations.

         The execution, delivery and performance by each of the Borrowers of this Agreement and the other Loan Documents to which it is a party, and the borrowings and the other extensions of credit to the Borrowers hereunder, and the execution, delivery and performance by each Guarantor of the Loan Documents to which such Guarantor is a party, (a) have been duly authorized by all requisite corporate, limited partnership, limited liability company or other entity action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to any Borrower or any Guarantor, any applicable rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of any Borrower or the Certificate of Incorporation, By-Laws, or other organizational documents, as applicable, of any Guarantor or
(ii) any order of any court or other Governmental Authority binding on any Borrower or any Guarantor or any indenture, agreement or other instrument to which any Borrower or any Guarantor is a party, or by which any Borrower or any Guarantor or any of its property is bound and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any indenture, agreement or other instrument, which conflict, breach or default could reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any Lien, of any nature whatsoever, upon any of the property or assets of any Borrower or any Guarantor other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which any Borrower or any Guarantor is a party constitutes a legal, valid and binding obligation of each such Borrower and each such Guarantor, as the case may be, enforceable against each such Borrower and each such Guarantor, as the case may be, in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors' rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

                  Section 4.03.     Financial Condition.

                  (a)      The Company has heretofore furnished to the Lender
                           (i) the audited consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of earnings, shareholders' equity and cash flows, audited by BDO Seidman LLP, independent certified public accountants, as of and for the fiscal year ended March 31, 2002 and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2002 and the related consolidated statements of earnings of the Company and its Subsidiaries for the three month period ended June 30, 2002 and cash flows for three month period ended June 30, 2002. Such financial statements were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and fairly present the consolidated financial condition and consolidated results of operations of the Company and its Subsidiaries as of the date of such financial statements and for the periods to which they relate. Since June 30, 2002, no Material Adverse Effect has occurred. Other than obligations and liabilities arising in the ordinary course of business and a certain "earnout" payment in an amount not to exceed $1,500,000 payable to Brian Murphy on or prior to March 31, 2003 since June 30, 2002, there are no material obligations or liabilities, contingent or otherwise, of the Company or any of its Subsidiaries which are not reflected or disclosed on such unaudited statements or Schedules to this Agreement.

                  (b) Each of the Borrowers and each of the Guarantors is Solvent.

                  Section 4.04.     Taxes.

         The Company and each Subsidiary of the Company has filed or has caused to be filed all tax returns (foreign, federal, state and local) required to be filed (including, without limitation, with respect to payroll and sales taxes) and the Company and each Subsidiary of the Company has paid all taxes (including, without limitation, all payroll and sales taxes), assessments and governmental charges and levies shown thereon to be due, including interest and penalties, except (a) where the failure to file such tax returns or pay such taxes, charges or levies could not reasonably be expected to have a Material Adverse Effect and (b) taxes, assessments and governmental charges and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with Generally Accepted Accounting Principles consistently applied shall have been provided on the books of the Company and its Subsidiaries.

                  Section 4.05.     Title to Properties.

                  (a) The Company and each Subsidiary of the Company has good title to its respective properties and assets reflected on the financial statements referred to in
                           Section 4.03 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

                  (b) The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business or reflected on the financial statements referred to in Section 4.03 hereof, and to the best of the Company's knowledge, the use thereof by the Company and its Subsidiaries, as the case may be, does not infringe upon the rights of any other Person, except for any such infringements that could not reasonably be expected to result in a Material Adverse Effect.

                  Section 4.06.     Litigation.

         There are no actions, suits or proceedings pending or, to the knowledge of any of the Borrowers, threatened, against or affecting the Company or any Subsidiary of the Company at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which could reasonably be expected to result in a Material Adverse Effect; and (b) neither the Company nor any Subsidiary of the Company is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

                  Section 4.07.     Agreements.

         Neither the Company nor any Subsidiary is a party to any agreement, indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

                  Section 4.08.     Compliance with ERISA.

         No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

                  Section 4.09.     Federal Reserve Regulations; Use of
         Proceeds.

                  (a) Neither the Company nor any Subsidiary of the Company is engaged principally in the business of extending, maintaining or arranging credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

                  (b) No part of the proceeds of any Loan and no other extension of credit hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

                  (c) The proceeds of each Loan, and each other extension of credit hereunder shall be used solely for the purposes permitted under Section 3.02 hereof.

                  Section 4.10.     Approvals.

         No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by any Borrower or any

Guarantor, or with the execution and delivery of other Loan Documents to which it is a party or, with respect to any Borrower, the borrowings and each other extension of credit hereunder other than registrations, consents and approvals received prior to the date hereof and disclosed to the Lender and which are in full force and effect or such registrations, consents and approvals required pursuant to Section 5.01 hereof.

                  Section 4.11.     Subsidiaries and Affiliates.

         Attached hereto as Schedule 4.11 is a correct and complete list of each of the Company's Subsidiaries and Affiliates as of the Closing Date, showing as to each (a) Subsidiary, its name, the jurisdiction of its incorporation, its shareholders or other owners of an interest in each Subsidiary and the number of outstanding shares or other ownership interest owned by each shareholder or other owner of an interest, and (b) Affiliate (other than Subsidiaries of the Company) in which the Company or any of its Subsidiaries owns an interest, the number of shares or other ownership interests of such Affiliate owned directly or indirectly by the Company.

                  Section 4.12.     Hazardous Materials.

         The Company and each Subsidiary are in compliance in all material respects with all applicable Environmental Laws and neither the Company nor any Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Company or any such Subsidiary in any manner which violates any applicable Environmental Law. To the best actual knowledge of any officer of any of the Borrowers, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law.

                  Section 4.13.     Investment Company Act.

         Neither the Company nor any Subsidiary of the Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  Section 4.14.     No Default.

         No Default or Event of Default has occurred and is continuing.

                  Section 4.15.     Credit Arrangements.

         Schedule 4.15 is a complete and correct list of all credit agreements, indentures, purchase agreements (other than purchase orders), guaranties, Capital Leases and other investments, agreements and arrangements in effect on the Closing Date providing for or relating to extensions of credit to the Company and/or any Subsidiaries of the Company (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Company and/or any Subsidiaries of the Company are in any manner directly or contingently obligated to make aggregate payments of $100,000 or more; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

                  Section 4.16.     Permits and Licenses.

         Each of the Company and each Subsidiary of the Company possesses all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses except those the failure of which to possess could not reasonably be expected to have a Material Adverse Effect.

                  Section 4.17.     Compliance with Law.

         Each Company and each Subsidiary of the Company are in compliance, with all laws, rules, regulations, orders and decrees which are applicable to the Company or any such Subsidiary, or to any of their respective properties, which the failure to comply with could reasonably be expected to have a Material Adverse Effect.

                  Section 4.18.     Disclosure.

         Neither this Agreement, nor any other Loan Document, or any other document, certificate or written statement furnished to the Lender by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

                  Section 4.19.     Labor Disputes and Acts of God.

         Neither the business nor the properties of the Company or any Subsidiary of the Company are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE V.
                              CONDITIONS OF LENDING


                  Section 5.01.     Conditions to Initial Extension of Credit.

         The obligation of the Lender to make the initial Revolving Credit Loan and the Term Loan hereunder, and the obligation of the Lender to issue the Initial Letter of Credit, is subject to the following conditions precedent:

                  (a) Notes. On or prior to the Closing Date, the Lender shall have received the Revolving Credit Note and the Term Note, duly executed by each of the Borrowers.

                  (b) Guaranties. On or prior to the Closing Date, the Lender shall have received a Guaranty, duly executed by each Guarantor (if any).

                  (c) Opinion of Counsel. On or prior to the Closing Date, the Lender shall have received a written opinion of, Kronish Lieb Weiner & Hellman LLP, legal counsel to the Borrowers and the Guarantors (if any), substantially in the form of Exhibit G attached hereto.

                  (d) Supporting Documents. On or prior to the Closing Date, the Lender shall have received, (i) a certificate of good standing for each Borrower and each Guarantor from the secretary of state of the states of their organizational jurisdiction dated as of a recent date; (ii) certified copies of the Certificate of Incorporation and By-laws or other organizational documents, as applicable, of each Borrower and each Guarantor; and (iii) a certificate of the Secretary or an Assistant Secretary of each Borrower and each Guarantor dated the Closing Date and certifying: (x) that neither the Certificates of Incorporation nor the By-laws or other organizational documents of such Borrower or such Guarantor has been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the Boards of Directors of such Borrower, and by the board of directors or other governing body or Persons of such Guarantor, authorizing the execution, delivery and performance of each Loan Document to which it is a party and, with respect to such Borrower, the borrowings and other extensions of credit hereunder; and (z) the incumbency and specimen signature of each officer of such Borrower, and of each officer or other authorized Person of each Guarantor executing each Loan Document to which any Borrower or any Guarantor (as the case may be) is a party (including any certificates or instruments furnished pursuant hereto or thereto), and a certification by another officer of each Borrower and each Guarantor as to the incumbency and signature of the Secretary or Assistant Secretary of the each Borrower and each Guarantor.

                  (e) Insurance. On or prior to the Closing Date, the Lender shall have received a certificate or certificates of insurance from an independent insurance broker or brokers or other evidence confirming the insurance required to be maintained by the Company and its Subsidiaries pursuant to Section
                           6.01 hereof.

                  (f) Fees and Expenses. On or prior to the Closing Date, the Lender shall have received all fees then payable to it pursuant to this Agreement and reimbursement of expenses in accordance with Section 9.03(b) hereof.

                  (g) No Litigation. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or, to the knowledge of any of the Borrowers, threatened before any court, governmental agency or arbiter that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (h) Consents and Approvals. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lender) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender that imposes materially adverse conditions upon the transactions contemplated hereby.

                  (i) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the Company and the Guarantors (if any), taken as a whole, since June 30, 2002.

                  (j) Security Agreements, etc. On or prior to the Closing Date, the Lender shall have received the Pledge Agreement, duly executed by the Company, and the Security Agreement, duly executed by each of the Borrowers and each of the Guarantors (if any).

                  (k) Borrowing Base Certificate. On or prior to the Closing Date, the Lender shall have received the Borrowing Base Certificate applicable to any Loans or extensions of credit hereunder to be made on the Closing Date in accordance with the applicable provisions hereof.

                  (l) Completion of Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Lender and its counsel.

                  (m) Other Information, Documentation. The Lender shall have received such other and further information and documentation as it may reasonably require.

                  Section 5.02.     Conditions to Extensions of Credit.

         The obligation of the Lender to make each Loan hereunder and the obligation of the Lender to issue, amend, renew or extend any Letter of Credit, including, without limitation, the initial Revolving Credit Loan, the Term Loan and Initial Letter of Credit, are further subject to the following conditions precedent:

                  (a) Representations and Warranties. The representations and warranties by the Borrowers pursuant to this Agreement and/or the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as though such representations and warranties had been made on and as of such date unless such representation or warranty is as of a specific date, in which case, as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or on the date of issuance, amendment, renewal or extension of a Letter of Credit or will result after giving effect to the Loan requested or the requested issuance, amendment, renewal or extension of a Letter of Credit.

                  (c) Letter of Credit Documentation. With respect to the issuance, amendment, renewal or extension of any Letter of Credit, the Lender shall have received the documents and instruments requested by the Lender in accordance with the last sentence of Section 2.03(a) hereof.

                  (d) Borrowing Base Certificate. The Lender shall have received the then most recent Borrowing Base Certificate in accordance with Section 6.03 (d) hereof.

Each borrowing hereunder and each issuance, amendment, renewal or extension of a Letter of Credit shall constitute a representation and warranty of the Company that the statements contained in clauses (a), (b), (c) and (d) of this Section
5.02 hereof are true and correct on and as of the Borrowing Date or as of the date of issuance, amendment, renewal or extension of a Letter of Credit, as applicable, as though such representation and warranty had been made on and as of such date.

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS


         Each of the Borrowers covenants and agrees with the Lender that so long as either the Revolving Credit Commitment or the Term Loan Commitment remains in effect, or any of the principal of or interest on either of the Notes or any other Obligations hereunder shall be unpaid it will, and it will cause each of their respective Subsidiaries, to:

                  Section 6.01.     Existence; Properties; Licenses; and
         Insurance.

         Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership or limited liability company, as applicable, existence, rights and franchises (other than as expressly permitted herein) and comply in all material respects with all laws applicable to it; at all times maintain, preserve, protect or renew all trade names, patents, trademarks and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect and preserve all of its property, in each case, material to its business and keep the same in good repair, working order and condition (normal wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times in the manner and custom of similar businesses; at all times, preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary for the normal conduct of its business; and at all times maintain insurance, either with financially sound and reputable insurers or through self insurance, if adequate reserves are maintained with respect thereto, covering its assets and its businesses in such amounts (including deductibles and co-insurance, if adequate reserves are maintained with respect thereto) and against such risks (including, without limitation, hazard, business interruption, public liability and product liability) as are usually carried by companies engaged in the same or similar business.

                  Section 6.02.     Payment of Indebtedness, Taxes, etc.

                  (a) Pay all material indebtedness and obligations, now existing or hereafter arising, as and when due and payable except where (i) the validity or amount thereof is being contested in good faith and by appropriate proceedings, which proceedings shall include good faith negotiations, and (ii) the Company or any Subsidiary of the Company has set aside on its books adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles, and (iii) the failure to make such payment pending such contest could not reasonably be expected to have a Material Adverse Effect.

                  (b) Pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, as and when due and payable, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof or except where the failure to make such payment could not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Company nor any Subsidiary of the Company shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting

                           Principles with respect to any such tax, assessment, charge, levy or claim so contested; further, provided that, subject to the foregoing proviso, the Company and each Subsidiary of the Company will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

                  Section 6.03.     Financial Statements, Reports, etc.

         Furnish to the Lender:

                  (a) as soon as available and in any event within one hundred and twenty (120) days after the end of the fiscal year of the Company, copies of (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and (ii) consolidated statements of earnings, shareholders' equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles consistently applied, and accompanied by an opinion thereon of BDO Seidman LLP or other independent certified public accountants of recognized standing reasonably acceptable to the Lender (the "Auditor"), which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries and their results of operations and cash flows and have been prepared in conformity with Generally Accepted Accounting Principles, and that the examination of the Auditor in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that such opinion shall not include a "going concern" or like qualification or exception or qualification or exception as to the scope of the audit.

                  (b)      as soon as available and in any event within sixty
                           (60) days after the end of each of the first, second and third fiscal quarters of the Company, copies of
                           (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
                           (ii) consolidated statements of earnings of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and a statement of cash flows for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, reviewed by the Auditor and prepared and certified by the Chief Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its Subsidiaries and their results of operations and cash flows in accordance with Generally Accepted Accounting Principles consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) a certificate prepared and signed by the Chief Financial Officer with each delivery required by clause (b), stating whether the Chief Financial Officer shall have obtained knowledge of any Default or Event of Default hereunder, together with a certificate of the Chief Financial Officer of the Company demonstrating that as of the last day of the relevant fiscal year or quarter, as applicable, the Company, was in compliance with the financial condition covenants set forth in Section 7.13 hereof;

                  (d) on or before the 15th day of each calendar month, a Borrowing Base Certificate as at such last day of such immediately preceding calendar month, prepared and certified by the Chief Financial Officer of the Company as true and correct in all material respects;

                  (e) On or before the 15th day of each calendar month, for each Borrower, a monthly Receivables aging as at and for the last day of the immediately preceding calendar month, in form reasonably satisfactory to the Lender, prepared and certified by the Chief Financial Officer of the Company as true and correct in all material respects;

                  (f) as soon as available and in any event within 120 days after the end of each fiscal year of the Company during the Commitment Period, an annual financial statement of all corporate Guarantors (if any), in a form reasonably satisfactory to the Lender, prepared and certified by an Auditor as true and correct in all material respects for the then immediately preceding calendar year (unless the results of the operations of such Guarantor are consolidated with the financial statements furnished to Lender under
                           (a) above); and

                  (g) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Company or any Subsidiary of the Company as Lender may reasonably request.

                  Section 6.04.     Books and Records; Access to Premises.

                  (a) Maintain adequate records and proper books of record and account in which full, true and correct entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of the Company and each of its Subsidiaries and matters involving the assets and business of the Company and such Subsidiaries.

                  (b) At any time during normal business hours and upon reasonable advance notice, permit the Lender or any agents or representatives thereof to examine and make copies of and abstracts from the books and records of such information which the Lender reasonably deems necessary or desirable (including, without limitation, the financial records of the Company and its Subsidiaries) and to visit the properties of the Company or any of its Subsidiaries and to discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with any of their respective executive officers or the Company's independent accountants.

                  Section 6.05.     Notice of Adverse Change.

         Promptly notify the Lender in writing of (a) any change in the business or the operations of the Company or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Lender or the Lender pursuant to this Agreement, fail to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

                  Section 6.06.     Notice of Default.

         Promptly notify the Lender of any Default or Event of Default which shall have occurred or the occurrence or existence of any event or circumstance that in the reasonable judgment of the Company is likely to become a Default or Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

                  Section 6.07.     Notice of Litigation and Investigations.

         Promptly notify the Lender of any action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or other agency which could reasonably be expected to have a Material Adverse Effect.

                  Section 6.08.     Notice of Default in Other Agreements.

         Promptly notify the Lender of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary of the Company is a party which default could reasonably be expected to have a Material Adverse Effect.

                  Section 6.09.     Notice of ERISA Events, etc.

         Promptly, and in any event within ten (10) days after any Borrower knows any of the following, deliver to the Lender a certificate of the Chief Financial Officer setting forth details as to the occurrence and the action, if any, which the Company or any ERISA Affiliate is required or proposes to take with respect to any of the following:

                  (a)      any ERISA Event; or

                  (b) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or

                  (c) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect.

                  Section 6.10.     Notice of Environmental Law Violations.

         Promptly notify the Lender of the receipt of any notice of an action, suit, and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against the Company or any Subsidiary of the Company relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

                  Section 6.11.     Compliance with Applicable Laws.

         Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach, failure or violation of which could reasonably be expected to have a Material Adverse Effect, including, without limitation, the rules and regulations of the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation.

                  Section 6.12.     Subsidiaries.

         The Borrowers shall, concurrently with the creation, establishment or acquisition of any Subsidiary, (a) cause such Subsidiary to execute and deliver to the Lender a Guaranty and a Security Agreement, (ii) deliver a favorable written opinion of counsel addressed to the Lender, with respect to such Subsidiary and with respect to the documents required to be executed by such Subsidiary pursuant to this Section 6.12, and otherwise substantially in the form attached hereto as Exhibit G, and (iii) provide to the Lender such supporting documents (e.g., certificates of encumbancy, corporate resolutions, etc.) as the Lender may reasonably request, each in form and substance satisfactory to the Lender.

                  Section 6.13.     Environmental Laws.

         Comply in all material respects with the requirements of all applicable Environmental Laws, provide to the Lender all documentation in connection with such compliance that the Lender may reasonably request, and defend, indemnify, and hold harmless the Lender and their respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by the Company or any Subsidiary of the Company; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials;
(c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

                  Section 6.14.     Maintenance of Accounts with Lender.

         The Borrowers shall maintain all of their respective deposit accounts with the Lender within sixty (60) days subsequent to the Closing Date.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS


         The Borrowers covenant and agree with the Lender that so long as either the Revolving Credit Commitment or the Term Loan Commitment remains in effect or any of the principal of or interest on the Notes or any other Obligations hereunder shall be unpaid, they will not, and they will cause or permit any of their respective Subsidiaries, directly or indirectly, not to:

                  Section 7.01.     Indebtedness.

         Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than the following (unless a Default or an Event Default shall have occurred and be continuing at the time of occurrence of such Indebtedness or would occur after giving effect to the occurrence of such Indebtedness):

                  (a) Indebtedness incurred prior to the date hereof (which is not described in Section 7.01(b) through 7.01(h) hereof) as described in Schedule 7.01 attached hereto, provided that the aggregate principal amount of such Indebtedness is not increased;

                  (b) Indebtedness to the Lender under this Agreement, the Notes or any other Loan Document;

                  (c) Indebtedness for trade payables incurred in the ordinary course of business; provided that except for any such trade payables which are being contested in good faith by appropriate proceedings that are not reasonably likely to result in a Material Adverse Effect and with respect to which adequate reserves are maintained on the books of the Company or any Subsidiary of the Company (as the case may be) in accordance with Generally Accepted Accounting Principles, such payables shall be paid or discharged when due;

                  (d) Indebtedness consisting of guarantees permitted pursuant to Section 7.03 hereof;

                  (e)      Subordinated Indebtedness;

                  (f) Indebtedness for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings, provided however, that adequate reserves with respect thereto are maintained on the books of the Company or any Subsidiary of the Company in accordance with Generally Accepted Accounting Principles;

                  (g) Indebtedness owing by any Borrower or any Subsidiary of the Company to any other Borrower; and

                  (h) Indebtedness arising under Capital Leases; provided that the aggregate amount of such Indebtedness shall not exceed $50,000 at any time outstanding.

                  Section 7.02.     Liens.

         Incur, create, make, assume or suffer to exist any Lien on any of their respective properties or assets, now or hereafter owned, other than the following (unless a Default or an Event Default shall have occurred and be continuing at the time of occurrence/existence of such Lien or would occur after giving effect to the occurrence/existence of such Lien):

                  (a) Liens for taxes, assessments or other governmental charges or levies which are not yet due and payable or the payment of which is not at the time required or which are being contested in good faith by appropriate proceedings that are not reasonably likely to result in a Material Adverse Effect and with respect to which adequate reserves are maintained on the books of the Company or any Subsidiary of the Company (as the case may be) in accordance with Generally Accepted Accounting Principles;

                  (b) any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any stay;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required or which are being contested in good faith by appropriate proceedings that are not reasonably likely to result in a Material Adverse Effect and with respect to which adequate reserves are maintained on the books of the Company or any Subsidiary of the Company (as the case may be) in accordance with Generally Accepted Accounting Principles;

                  (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business
                           (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (e) leases or subleases granted to others, easements, rights-of-way, reservations, survey exceptions, restrictions (including zoning restrictions) and other similar charges of encumbrances on real property, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

                  (f) Liens securing the Indebtedness to the Lender hereunder;

                  (g) the Lien of AMB Property, L.P. on a $500,000 security deposit made by one or more of the Borrowers in connection with the U.S. Concepts Lease, provided that such Lien shall be released and shall cease to exist contemporaneously with the delivery of the Initial Letter of Credit to AMB Property, L.P., but in no event later than three Business Days subsequent to the Closing Date;

                  (h) any Lien created to secure all or any part of the Indebtedness permitted pursuant to Section 7.01(h) hereof, provided that

                           (i) any such Lien shall extend solely to the item or items of such fixed assets or (improvements thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other fixed assets (or improvements thereon) which is (A) an improvement to, or is acquired for specific use in connection with, such acquired or constructed fixed assets (or improvement thereon) or (b) real property being improved by such acquired or constructed fixed assets (or improvement thereon),

                           (ii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to 100% of the cost to the Company or such Subsidiary of the fixed assets (or improvements thereon) so acquired or constructed, and

                           (iii) such Lien does not secure any Indebtedness other than in respect of the purchase price of the fixed assets (or improvements thereof) so acquired; and

                           (iv) any such Lien shall be either (A) created contemporaneously with the acquisition or construction of such fixed assets or (B) in respect of land on which such fixed assets or improvements are located.

                  Section 7.03.     Guaranties.

         Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered, other than the following (unless a Default or an Event Default shall have occurred and be continuing at the time of occurrence of such Indebtedness or would occur after giving effect to the occurrence of such Indebtedness):

                  (a) guaranties executed or committed prior to the date hereof (which are not described in Sections 7.03(b) through 7.03(e) hereof) as described on Schedule 7.03 attached hereto, and any renewals or extension thereof provided that such renewals or extension do not increase the maximum exposure pursuant to the guaranty;

                  (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

                  (c) guaranties of any Indebtedness under this Agreement or any other Loan Document;

                  (d) guaranties of Subordinated Indebtedness, provided that the guaranty obligations are subordinated to the obligations of the Company and its Subsidiaries on subordination terms and conditions satisfactory to the Lender; and

                  (e) guaranties by the Company of any Indebtedness permitted pursuant to Section 7.01 of any Subsidiary of the Company or guaranties by any Subsidiary of the Company of such Indebtedness of the Company.

                  Section 7.04.     Sale of Assets.

         Sell, lease, transfer or otherwise dispose of their respective properties and assets, other than the following (unless a Default or an Event Default shall have occurred and be continuing at the time of occurrence of such transaction or would occur after giving effect to the occurrence of such transaction): (a) any such transfers which are between any of the Borrowers, (b) the sale or other disposition of properties or assets no longer used or useful in the conduct of their respective businesses, (c) sales in the ordinary course of business, and (d) the sale of the optimum.com and optimum.net domain names.

                  Section 7.05.     Sales of Receivables.

         Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company or any Subsidiary of the Company, with or without recourse, except for collection in the ordinary course of business.

                  Section 7.06.     Loans and Investments.

         Make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or substantially all of the assets of, make or permit to exist any interest whatsoever in, any other Person, other than (without duplication) the following (unless a Default or an Event Default shall have occurred and be continuing at the time of occurrence of such transaction or would occur after giving effect to the occurrence of such transaction): (a) Eligible Investments; (b) loans and advances by any Borrower to another Borrower or to any Subsidiary Guarantor, and loans and advances by any Subsidiary of the Company to the Company; (c) loans and advances to Garcia Baldwin, Inc. in an amount not to exceed $200,000 in the aggregate at any time outstanding; (d) loans and advances to Paul A. Amershadian in an aggregate principal amount not to exceed $550,000 at any time outstanding; and (e) the equity interests held by the Company or any of the other Borrowers at the Closing Date in Garcia Baldwin, Inc. or any Subsidiary of the Company and, subject to compliance by the Borrowers with the provisions of Section 6.12, ownership of an equity interest in any Subsidiary created, established or acquired from and after the Closing Date.

                  Section 7.07.     Nature of Business.

         Fail to carry on its business in substantially the same manner and in substantially the same fields as such business is carried on and maintained as of the Closing Date.

                  Section 7.08.     Sale and Leaseback.

         Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

                  Section 7.09.     Federal Reserve Regulations; Use of Proceeds

         Permit any Loan or the proceeds of any Loan to be used for any purpose
(a) which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System or (b) other than as permitted under Section 3.02 hereof.

                  Section 7.10.     Accounting Policies and Procedures.

         Permit any change in the accounting policies and procedures of the Company or any of its Subsidiaries, including a change in fiscal year, provided, however, that any policy or procedure required to be changed in order to comply with Generally Accepted Accounting Principles or any rule or regulation of the Securities and Exchange Commission may be so changed.

                  Section 7.11.     Hazardous Materials.

         Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, or cause or permit, a release of Hazardous Materials onto such property or asset or onto any other property, except in compliance with such laws and regulations.

                  Section 7.12. Limitations on Fundamental Changes, Limitations on Consideration.

         Except as permitted by Section 7.04 hereof, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, or, acquire all or substantially all of the stock or all or substantially all of the assets or the business of any Person or liquidate, wind up or dissolve or suffer any liquidation or dissolution. Notwithstanding the foregoing, any Borrower (other than the Company) or Subsidiary of the Company may merge with and into the Company or any other Borrower.

                  Section 7.13.     Financial Condition Covenants.

                  (a) Consolidated Senior Funded Debt to Consolidated EBITDA. Permit at any date of determination set forth below, the ratio of Consolidated Senior Funded Debt to Consolidated EBITDA, calculated (without duplication) for the period of four fiscal quarters next preceding the calculation thereof, to be greater than the rates set forth opposite the applicable determination date:

                                  Date                               Ratio
                                  ----                               -----

                                  March 31, 2003                     2.00:1.00
                                  March 31, 2004                     1.75:1.00
                                  March 31, 2005                     1.50:1.00


                  (b) Minimum Effective Net Worth. Permit Minimum Effective Net Worth, at any date of determination set forth below, to be less that the amount set forth below opposite the applicable determination date:


                                 Date                                Amount
                                 ----                                ------

                                 March 31, 2003                      $14,500,000
                                 March 31, 2004                      $15,000,000
                                 March 31, 2005                      $15,500,000


                  (c) Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio at the date of determination set forth below, to be less than the ratio set forth opposite the applicable determination date:

                           Date                                        Ratio
                           ----                                        -----

                           The last day of each fiscal quarter
                           during the fiscal year ending
                           March 31, 2003                              1.30:1.00

                           The last day of each fiscal quarter
                           during the fiscal year ending
                           March 31, 2004                              1.75:1.00

                           The last day of each fiscal quarter
                           during the fiscal year ending
                           March 31, 2005 and at the last day of
                           each fiscal quarter thereafter              2.00:1.00

                  (d) Consolidated Net Loss. Permit a Consolidated Net Loss for any fiscal quarter.

                  Section 7.14.     Subordinated Debt.

         (i) Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Debt or (ii) amend, supplement or otherwise modify any of the subordinated terms thereof in any way, without the prior written consent of the Lender.

                  Section 7.15.     Dividends.

         Declare any dividend on, or make any payment or account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Company or in any combination thereof other than with respect to dividends payable by any Borrower or any Subsidiary to any other Borrower.

                  Section 7.16.     Transactions with Affiliates.

         Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate (other than a Borrower), except as permitted by Section 7.06(c) or
(d) or in the ordinary course of and pursuant to the reasonable requirements of the Company's or any of its Subsidiaries' business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than they would obtain in a comparable arms-length transaction with a Person not an Affiliate.

                  Section 7.17.     Negative Pledge.

         Enter into any agreement with any Person other than the Lender pursuant to this Agreement or any of the other Loan Documents which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon its property, assets or revenues, whether now owned or hereafter acquired.

                                 ARTICLE VIII.
                                EVENTS OF DEFAULT


                  Section 8.01.     Events of Default.

         In the case of the happening of any of the following events (each an "Event of Default"):

                  (a) failure to pay (i) the principal of any Loan or any reimbursement obligations with respect to a drawing under any Letter of Credit, as and when due and payable or (ii) interest on any Loan or any fees under this Agreement, as and when due and payable;

                  (b) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

                  (c) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

                  (d) default shall be made in the due observance or performance of any covenant, condition or agreement of the Company or any Subsidiary to be performed (i) pursuant to Article 6 of this Agreement (other than Section 6.03, Section 6.04(b), and 6.05-6.10 thereof) and, in the case of this subclause (i) only, such default shall continue unremedied for a period of fifteen (15) consecutive days or (ii) pursuant to any other provision of this Agreement or any other Loan Document that is not specifically addressed in Sections 8.01(a), (b), (c) or (d)(i) hereof and such default, if capable of being cured, shall continue unremedied for a period of five consecutive days.

                  (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness (other than under the Notes) of any of the Borrowers, Guarantors or Subsidiaries of the Company, individually or in the aggregate, in excess of $100,000, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, any such Indebtedness shall not be paid when due (beyond any applicable grace period);

                  (f) any of the Borrowers, Guarantors or Subsidiaries of the Company, shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition,
                           (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take corporate action for the purpose of effecting any of the foregoing; or any such Person becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any of the Borrowers, Guarantors or Subsidiaries of the Company, or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for a substantial art of their property, or (iii) the winding-up or liquidation of any such Person and in each such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

                  (h) One or more orders, judgments or decrees for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Borrowers, Guarantors or Subsidiaries of the Company (or any of them), which is not covered by insurance and the same shall not have been paid in accordance with such judgment, order or decree or settlement, or one or more non-monetary judgments or decrees shall be entered against any of the Borrowers, Guarantors or Subsidiaries of the Company, that have, or could reasonably be expected to have, a Material Adverse Effect, and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of thirty (30) days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

                  (i) any Plan shall fail to maintain the minimum funding standard required under Section 412 of the Code for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is applied for or granted under Section 412 of the Code, any Plan is terminated by the Company, any Subsidiary of the Company, any Guarantor or any ERISA Affiliate or is the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Pension Liability, a Reportable Event shall have occurred with respect to a Plan or the Company, any Subsidiary of the Company, any Guarantor or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under Section 515, 4062 or 4063 of ERISA, and there shall result from any such event or events the imposition of a Lien upon the assets of the Company or any Subsidiary of the Company or any Guarantor, the granting of a security interest on such assets, a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code, or an ERISA Event shall have occurred, and in each case, such event or condition, together with all such events or conditions, if any, would reasonably be expected to result in liability of the Company, the Subsidiaries of the Company and/or the Guarantors in an aggregate amount exceeding $50,000;

                  (j) any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Lender or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Borrower or any Guarantor denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

                  (k) a Change of Control shall have occurred or Donald A. Bernard, John P. Benfield and Paul A. Amershadian shall at any time beneficially own, in the aggregate, less than 15% of the issued and outstanding shares of common stock of the Company on a fully-diluted basis, then, at any time thereafter during the continuance of any such event, the Lender may, by written or telephonic notice to the Company, take either or both of the following actions, at the same or different times, (a) terminate the Commitment and (b) declare (i) the Notes, both as to principal and interest,
(ii) an amount equal to the Aggregate Letters of Credit Outstandings and (iii) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that if an event specified in Section 8.01(f), (g) or (j) hereof shall have occurred, the Revolving Credit Commitment and the Term Loan Commitment shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i), (ii) and (iii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. With respect to Letters of Credit that shall not have matured or presentment for honor shall not have occurred, the Borrowers shall provide the Lender with Cash Collateral in an amount equal to the aggregate undrawn amount of such Letters of Credit. Such Cash Collateral shall be applied by the Lender to reimburse the Lender for drawings under Letters of Credit for which the Lender has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations, with any amount remaining after such satisfactions to be returned to the Borrowers or paid to such other party as may legally be entitled to the same.

                                  ARTICLE IX.
                                  MISCELLANEOUS


                  Section 9.01.     Notices.

         All notices, requests and demands to or upon, the respective parties hereto to be effective shall be in writing (including telecopy) and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

         (a)      to the Lender, at:

                  Signature Bank
                  1225 Franklin Avenue
                  Suite 250
                  Garden City, New York 11530
                  Attention:  Martha Stark
                  Telecopy:   (516) 408-5029

         With a copy to:

                  Rivkin Radler LLP
                  EAB Plaza, West Tower
                  Uniondale, New York 11556
                  Attention:  Laurence S. Hughes, Esq.
                  Telecopy:   (516) 357-3333

         (b)      to the Company or any of the other Borrowers, at:

                  CoActive Marketing Group, Inc.
                  (or c/o CoActive Marketing Group, Inc., as applicable) 415 Northern Boulevard
                  Great Neck, New York  11021
                  Attention: Donald A. Bernard
                  Telecopy: (516) 622-2888

         With a copy to:

                  Kronish Lieb Weiner & Hellman LLP
                  1114 Avenue of the Americas
                  New York, New York  10036
                  Attention:  Zev M. Bomrind, Esq.
                  Telecopy:  (212) 479-6275

                  Section 9.02.     Effectiveness; Survival.

         This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Lender. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lender of the Loans and the issuance by the Lender of Letters of Credit, in each case, as herein contemplated and the execution and delivery to the Lender of the Notes evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Commitment is in effect.

                  Section 9.03.     Expenses.

         The Borrowers agree (a) to indemnify, defend and hold harmless the Lender and its officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the willful misconduct or gross negligence of such indemnified person, (b) to pay or reimburse the Lender for all its out-of-pocket costs and reasonable expenses incurred in connection with the preparation and execution of and any amendment, supplement or modification to this Agreement, the Notes, any other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Rivkin Radler LLP, counsel to the Lender, and (c) to pay or reimburse and the Lender for all of its costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Notes, the other Loan Documents, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Lender, including all such out-of-pocket expenses incurred during any work-out, restructuring or negotiations in respect of the Obligations. The obligations of the Borrowers pursuant to this Section 9.03 shall survive termination of this Agreement and payment of the Obligations.

                  Section 9.04.     Amendments and Waivers.

         The Lender and the Borrowers may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or any of the other Loan Documents or changing in any manner the rights of the Lender or of the Borrowers hereunder or thereunder, provided that the foregoing may only be effected by a written agreement or instrument duly executed by the Lender and the Borrowers. The Lender, in its sole discretion, may execute and deliver to the Borrowers a written instrument waiving, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Agreement or the Note or any of the other Loan Documents or any Default or Event of Default. Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrowers, the Lender and all future holders of the Note.

                  Section 9.05.     Successors and Assigns; Participations.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lender, all future holders of the Note and their respective successors and assigns, except that the Borrowers may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

                  (b) The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to the Lender, the Notes held by the Lender, any Commitment of the Lender or any other interest of the Lender hereunder. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Agreement to the other parties under this Agreement shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of any the Note for all purposes under this Agreement, and the Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. The Borrowers agree that each Participant shall be entitled to the benefits of
                           Section 3.05, with respect to its participation in the Commitment and in the Loans and Letter of Credit outstanding from time to time; provided, however, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor lender to such Participant had no such transfer occurred.

                  (c) The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell or assign to one or more additional banks or financial institutions ("Purchasing Lender") all or any part of its rights and obligations under this Agreement and the Notes with the prior consent of the Borrowers (which consent may not be unreasonably withheld or delayed by the Borrowers), provided that the Borrowers' consent shall not be required as aforesaid if an Event of Default shall have occurred and is continuing. The Borrowers agrees that it shall execute or cause to be executed, such documents, including, without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Lender shall deem necessary to effect the foregoing. In addition, at the request of the Lender and any such Purchasing Lender, the Borrowers shall issue one or more new promissory notes, as applicable, to any such Purchasing Lender and, if the Lender has retained any of its rights and obligations hereunder following such assignment, to the Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the Notes and shall reflect the amount of the respective commitments and Loans held by such Purchasing Lender and the Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Lender in connection with such assignment, and the payment by the Purchasing Lender of the purchase price agreed to by the Lender and such Purchasing Lender, such Purchasing Lender shall be a party to this Agreement and shall have all of the rights and obligations of the Lender hereunder (and under any and all other guaranties (including the Guaranty), documents, instruments and agreements executed in connection herewith (including the Security Agreements and the Pledge Agreements) to the extent that such rights and obligations have been assigned to the Lender pursuant to the assignment documentation between the Lender and such Purchasing Lender, and the Lender shall be released from its obligations hereunder and thereunder to a corresponding extent (except as to Sections 3.05 and 9.03 for the period prior to the effective date of such assignment).

                  (d) The Lender shall maintain at its address referred to in Section 9.01 a copy of each assignment and acceptance agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the lenders from time to time hereunder and the commitments of, and principal amount of the Loans owing to, each such lender from time to time. The entries in the Register shall be conclusive, in the absence of demonstrable error and the Borrowers, the Lender and such lenders may treat each Person whose name is recorded in the Register as the owner of such Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any such lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) The Borrowers authorizes the Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in the Lender's possession concerning the Borrowers and their Affiliates which has been delivered to the Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to the Lender by the Borrowers in connection with the Lender's credit evaluation of the Borrowers and their Subsidiaries prior to entering into this Agreement.

                  (f) If, pursuant to this Section 9.05, any interest in this Agreement, a participation agreement, or the Notes are transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor lender shall cause such Transferee, concurrently with the effectiveness of such transfer,
                           (i) to represent to the transferor lender (for the benefit of the transferor lender, the Lender and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Lender, the Borrowers, or the transferor lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the Lender, the transferor lender and the Borrowers either U.S. Internal Revenue Service Form W-8EC1 or U.S. Internal Revenue Service Form W-8BEN (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the Lender, the transferor lender and the Borrowers) to provide the Lender, the transferor lender and the Borrowers a new Form W-8EC1 or Form W-8BEN upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  (g) The Lender may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and the other Loan Documents, including any portion of its Notes, to any of the Federal Reserve Lenders organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, provided that no such assignment shall release the transferor Lender from its Commitment or its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party to this Agreement.

                  Section 9.06.     No Waiver; Cumulative Remedies.

         Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under the Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

                  Section 9.07.              APPLICABLE LAW.

         THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

                  Section 9.08.     SUBMISSION TO JURISDICTION; JURY WAIVER.

         EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO

THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AGREES NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A COMPULSORY OR MANDATORY COUNTERCLAIM UNDER APPLICABLE LAWS GOVERNING CIVIL PROCEDURE. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS AND OTHER EXTENSION OF CREDIT HEREUNDER." EACH BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING THERETO, AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH CLAIM/ACTION WITH ANY OTHER CLAIM/ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENTS FOR THE LENDERS TO ENTER INTO THIS AGREEMENT AND TO MAKE THE LOANS.

                  Section 9.09.     Severability.

         In case any one or more of the provisions contained in this Agreement, the Notes or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

                  Section 9.10.     Right of Setoff.

         The Borrowers hereby grant to the Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of Signature Bank and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrowers), the Lender may setoff the same or any part thereof and apply the same to any liability or obligation of any Borrowers and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing


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

the Loan. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS OR OTHER EXTENSIONS OF CREDIT HEREUNDER, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE COMPANY OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED." The rights of the Lender and each Affiliate of the Lender under this Section 9.10 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which they may have.

                  Section 9.11.     Confidentiality.

         The Lender agrees to keep confidential all non-public information, materials and documents furnished by the Borrowers to the Lender pursuant to this Agreement (the "Confidential Information"). Notwithstanding the foregoing, such party shall be permitted to disclose Confidential Information (a) to such of its officers, directors, employees, agents, representatives and professional advisors in any of the transactions contemplated by, or the administration of, this Agreement; (b) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (c) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 9.11 by the disclosing party, or (ii) becomes available to such party on a non-confidential basis from a source other than the Company or its Subsidiaries which to such party's knowledge is not prohibited from disclosing such Confidential Information to such party by a contractual or other legal obligation; (d) to the extent the Company or any of its Subsidiaries shall have consented to such disclosure in writing; or (e) to any Purchasing Lender or Participant or to any prospective transferee or participant in connection with any contemplated transfer of the Notes or any interest therein provided such transferee or participant agrees to treat the Confidential Information in a manner consistent with this Section 9.11. Nothing herein shall prohibit the disclosure of Confidential Information in connection with any litigation or where such disclosure is pursuant to applicable laws, regulations, court order or similar legal process; provided, however, in the event that such party is requested or required by law to disclose any of the Confidential Information, such party shall provide the Borrowers with written notice, unless notice is prohibited by law, of any such request or requirement so that the Borrowers may seek a protective order or other appropriate remedy; provided that no such notification shall be required in respect of any disclosure to regulatory authorities having jurisdiction over such party.

                  Section 9.12.     Headings.

         Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

                  Section 9.13.     Construction.

         This Agreement is the result of negotiations between, and has been reviewed by, each of the Borrowers, the Lender and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either the Borrowers or the Lender.

                  Section 9.14.     Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument. The parties to this Agreement agree that, for purposes of the execution of this Agreement, facsimile signatures will constitute original signatures.

                  Section 9.15.     Integration; Lost Note, etc.

         This Agreement and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced hereby and thereby. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in such Loan Documents. Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of any of the Loan Documents which are not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of any such Loan Documents, the Borrowers will issue, in lieu thereof, the applicable Loan Documents of like tenor.

                  Section 9.16.     Joint and Several Obligations.

         This Agreement and the Obligations are the joint and several obligations of each Borrower. This Agreement and the Obligations may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower acknowledges that its obligations hereunder will not be released or affected by the failure of the other Borrowers to execute this Agreement or by a determination that all or a part of this Agreement (or any Obligation) with respect to any other Borrower is invalid or unenforceable. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Borrower hereunder would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account for the amount of its liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Borrower, the Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

         IN WITNESS WHEREOF, the Company and the Lender have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

                                   COACTIVE MARKETING GROUP, INC.



                                   By: /s/ DONALD A. BERNARD
                                       -----------------------------------------
                                       Name:  Donald A. Bernard
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                                   INMARK SERVICES, INC.


                                   By: /s/ DONALD A. BERNARD
                                       -----------------------------------------
                                       Name:  Donald A. Bernard
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                                   U.S. CONCEPTS, INC.


                                   By: /s/ DONALD A. BERNARD
                                       -----------------------------------------
                                       Name:  Donald A. Bernard
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                                   GRUPO HACERLO LLC, by its sole member,
                                   INMARK SERVICES, INC.


                                   By: /s/ DONALD A. BERNARD
                                       -----------------------------------------
                                       Name:  Donald A. Bernard
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                                   OPTIMUM GROUP, INC.


                                   By: /s/ DONALD A. BERNARD
                                       -----------------------------------------
                                       Name:  Donald A. Bernard
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                                   SIGNATURE BANK


                                   By: /s/ LORI CABANA
                                       -----------------------------------------
                                       Name:  Lori Cabana
                                       Title: Vice President

                                   Lending Office for Revolving Credit Loans and Letters of Credit:

                                       Signature Bank
                                       565 Fifth Avenue
                                       New York, New York  10017


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